ASSIGNMENT
                             OF
                CONSTRUCTION LOAN COMMITMENT
                             AND
           SALE AND LEASEBACK FINANCING COMMITMENT


      THIS ASSIGNMENT made and entered into this 8th day of August, 1996, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI REAL ESTATE FUND XVI LIMITED PARTNERSHIP, a Minnesota limited partnership ("Assignee");

     WITNESSETH, that:

      WHEREAS, on the 21st day of July, 1996, Assignor entered into a Construction Loan Commitment and a Sale and Leaseback Financing Commitment (collectively, "the Commitments") for that certain property located at 1275
Johnson Ferry Road in Atlanta, GA (the "Property") with Caribou Coffee Company, Inc., as Seller/Lessee; and

      WHEREAS, Assignor desires to assign all of its rights, title and interest in, to and under the Commitments to Assignee as hereinafter provided;

      NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Commitments to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Commitments to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Commitments.

All other terms and conditions of the Commitments shall remain unchanged and continue in full force and effect.




AEI FUND MANAGEMENT, INC.
("Assignor")

By:  /s/ Robert P. Johnson
         Robert P. Johnson, its President



AEI REAL ESTATE FUND XVI
LIMITED PARTNERSHIP ("Assignee")

BY: AEI FUND MANAGEMENT XVI, INC.

By: /s/ Robert P. Johnson
        Robert P. Johnson, its President






                CONSTRUCTION LOAN COMMITMENT
                             FOR
                CARIBOU COFFEE COMPANY, INC.
            1275 Johnson Ferry Road, Atlanta, GA


                            Effective as of July 21, 1996


      With reference to the above-captioned matter, and pursuant to your request for a loan to develop a building and improvements in Atlanta, Georgia, AEI Fund Management, Inc., a Minnesota corporation, or its assigns ("AEI"), hereby agrees and commits to make Caribou Coffee Company, Inc., a Minnesota corporation ("Borrower"), a construction loan ("Loan") secured by a first mortgage and security agreement ("Mortgage") on the real estate described below in accordance with the following terms and conditions, to-wit:

    1. DESCRIPTION OF SECURITY. The Loan will be secured by a Mortgage (or Deed of Trust) on a parcel of real estate located at 1275 Johnson Ferry Road, in Atlanta, Georgia, containing approximately 0.69 acres of land and legally described on Exhibit "A" attached hereto (legal description to be approved and confirmed by survey) (the "Parcel"). The Parcel shall be improved by the construction of a building and improvements ("Improvements") containing approximately 4,254 square feet of net rentable area. Construction of the Improvements shall be in compliance with all applicable municipal, state and federal laws, ordinances, and regulations.

    2.    IDENTITY OF BORROWER.  Title to  the  Parcel
          shall be vested in the Borrower. In this connection, AEI is to be furnished with certified copies of the Articles of Incorporation and Bylaws of Borrower and evidence that said corporation has complied with and is in good standing with all laws, statutes and ordinances prerequisite to doing business in the State of Georgia. In addition, AEI shall be furnished with all appropriate documentation evidencing the Borrower's authority to enter into the Loan transaction.

    3.    AMOUNT.  The Loan shall be in the  principal
          amount of $1,230,958.00 (the "Loan Amount").   AEI
          shall fund up to the amount budgeted for the purchase of the land and related

AEI Initial:
Borrower Initial: /s/ CB
Construction  Commitment  For:  (1275  Johnson  Ferry  Road,
                                Atlanta, GA, Caribou Coffee)
July 18, 1996/3:45 PM




          construction costs as described  on  Exhibit
          "B"   attached  hereto  (the  "Construction   Loan
          Budget"), not to exceed actual project costs.

    4.    LOAN  PURPOSE.  The aggregate Loan  proceeds
          will be used to acquire the Parcel and finance the construction of the Improvements. AEI commits to make this Loan to the Borrower based upon Borrower's willingness to perform under the terms of the Sale and Leaseback Financing Commitment for this Parcel of even date herewith between AEI and Borrower.

    5.    INTEREST RATE.  The Loan shall bear interest
          at a rate of seven percent (7.0%) and shall be payable monthly, in arrears, on the principal amount of the Loan proceeds disbursed and shall be computed and assessed for the term of the Loan. Interest may be automatically deducted from the budgeted interest reserve of the Loan from time to time, at the discretion of AEI. Interest will not be charged on interest deducted unless unpaid when due. Interest shall be calculated on the outstanding loan balances from day-to-day on a three hundred sixty-five (365) day basis. If accrued interest on the outstanding principal balance shall exceed the budgeted amount, Borrower shall promptly pay, monthly upon invoice, all accrued interest in excess of the budgeted amount. See Articles 5 and 7 hereof.

     6.   TERM.  The Loan shall have a maturity date of
          one hundred sixty (160) days from the date of the first disbursement of the Loan proceeds on this Parcel (the "Maturity Date"). At the expiration of the Loan term, the Improvements and appurtenances thereto shall be completed in accordance with the approved plans and specifications unless prevented by Force Majeure. As used in this Commitment, "Force Majeure" includes: acts of God, action of the elements, warlike action, insurrection, revolution, or civil strife, piracy, civil war or hostile action, strikes, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction over the Parcel, or any other events beyond the control of Borrower or the general contractor constructing the Improvements. Force Majeure shall not include a delay, damage, or failure to perform, the cure of which may be effected by the expenditure of funds at then current market prices. Delays (in no event to exceed 120 days) due to Force Majeure shall not be deemed to be a breach or failure to perform under the Loan Documents or this Commitment.


AEI Initial:
Borrower Initial: /s/ CB
Construction  Commitment For:  (1275 Johnson Ferry Rd.
                               Atlanta, GA, Caribou Coffee)




          Prior to the Maturity Date, a Certificate of
          Occupancy shall have been issued by the appropriate authorities indicating that the Property is in compliance with building, zoning and subdivision, environmental and energy laws and regulations, and a Certificate of Completion executed by the project architect, general contractor, and Borrower (with respect to
          Borrower, certification shall be limited to Borrower's actual knowledge based upon commercially reasonable due inquiry) under the Sale and Leaseback Financing Commitment of even date herewith between Borrower and AEI, certifying that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Property and comply with all applicable building, zoning, energy, environmental laws and regulations and the Americans with Disabilities Act and Borrower shall satisfy all other terms and conditions of the Sale and Leaseback Financing Commitment of even date herewith with AEI.

          In  the event Borrower has not satisfied the
          terms of the Sale and Leaseback Financing Commitment to close on the sale of the Parcel to AEI within 45 days after the issuance of the
          Certificate   of  Occupancy  or  if  the   accrued
          interest on the outstanding principal balance shall exceed the budgeted amount (the "Payment Modification Date"), Borrower shall begin paying accrued interest (whether at the initial or, if applicable, default rate of interest as set forth in the Promissory Note evidencing the Loan) directly to AEI. All interest accruing subsequent to the Payment Modification Date shall be excluded from the Total Project Cost and be paid out-of-pocket by the Borrower. The first out-of-pocket interest payment, covering accrued interest from the Payment Modification Date through the end of the month, shall be due and payable to AEI on the first day of the month following the Payment Modification Date. Subsequent payments shall continue on a monthly basis and cover accrued interest for the previous month, or through the date of closing, in the event AEI acquires the Parcel prior to the last day of the month.

     7. DEFAULT RATE OF INTEREST. The Loan documents will provide that in the event of a default by Borrower, the interest rate on disbursed funds as set forth in Article 4 above will be increased from seven percent (7.0%) to eighteen percent (18%).



AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment For: (1275 Johnson Ferry Rd.
                             Atlanta, GA, Caribou Coffee)





     8.   DISBURSEMENT OF LOAN PROCEEDS.  Disbursements
          of the Loan proceeds shall be limited to two draws, the initial draw at the time of closing on the Loan and one subsequent draw at the completion of construction of the Improvements, however, AEI may make additional advances of Loan proceeds pursuant to the terms of the Loan Documents described in Article 10 hereof. All disbursements will be made in accordance with the provisions of AEI's standard form of Construction Loan Agreement and Construction Loan Disbursement Agreement (amended to conform with the provisions hereof) not more often than once a month through AEI and the construction escrow department of a title company satisfactory to AEI during the term of the Loan, and each disbursement shall be subject to retainage as may be required under applicable mechanic's lien law, but at a minimum so that each disbursement shall be in an amount equal to ninety percent (90%) of the value of the labor and material in place. In this connection, AEI and its designees are to be furnished, on the occasion of each monthly draw, with a current Sworn Contractor's Statement of the general contractor, together with good and sufficient waivers of lien from each contractor, subcontractor and materialmen furnishing labor and material in the construction of the aforesaid Improvements. All such waivers shall be in form and substance acceptable to AEI's counsel and the title company issuing the mortgagee's title insurance policy and shall comply in all respects with the mechanic's lien law of the State of Georgia to insure the priority of AEI's first lien on the Parcel.

          AEI shall fund only for those line items, and
          up to the amounts, as reflected in the Construction Loan Budget described on Exhibit "B" attached hereto, and those items permitted by the Construction Loan Agreement. Any reallocation among line items shall be done only with AEI's prior written approval, such approval not to be unreasonably withheld or delayed.

    9.    LOAN BALANCE. Borrower will provide AEI with
          the Construction Loan Budget, which shall be approved by AEI. Any deficiency between the Loan amount and the final cost of completing the project shall be paid by Borrower. During the entire construction loan period and prior to each and every construction loan disbursement, the amount of unadvanced proceeds of the Loan shall be sufficient in the


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)



          opinion  of AEI to complete the Improvements
          provided for herein free of any liens. To the extent the total of the unadvanced proceeds of the Loan shall be insufficient, in AEI's opinion at any time, to complete the Improvements and to maintain necessary reserves for interest and other costs provided for herein, Borrower shall immediately deposit with AEI an amount equal to such deficiency which shall be disbursed by AEI prior to the disbursement of any further advances under the Loan.

    10. LOAN DOCUMENTATION. AEI will require, and Borrower agrees to execute, a Promissory Note, Mortgage and Security Agreement (or Deed of Trust), Construction Loan Agreement, Construction Loan Disbursement Agreement, Affidavit of Borrower, Assignment of Architect's Contract, Assignment of Construction Contracts, Uniform Commercial Code Financing Statements, as well as the Nondisturbance, Subordination and Attornment Agreement (the "NDSA") between Lender and Borrower's intended subtenant, and such other documents as AEI's counsel may reasonably require to structure the subject transaction in accordance with the provisions of this Commitment (hereinafter sometimes referred to as the "Loan Documents"). Notwithstanding the foregoing, if Borrower elects not to require the NDSA, then agreement on the form of the NDSA shall not be a condition to either parties obligations hereunder. All such documents are to be prepared or approved by AEI's counsel. Borrower shall also execute and deliver all documents required by the title insurance company for the issuance of its endorsements to the mortgagee's title insurance policy required from time to time during the period of construction.

          In the event AEI and Borrower do not reach mutual agreement on the documents contemplated to be executed by either party hereunder within sixty
          (60) days from the date hereof, this Commitment may be terminated at the option of either party. In such event of termination of this Commitment, AEI shall refund any Commitment Fee paid by
          Borrower to AEI, as specified in Article 12 hereof, to Borrower, less AEI's out-of-pocket expenses incurred hereunder up to $13,000, including, but not limited to, reasonable attorney's fees, notwithstanding the provisions of 11(b) hereof.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


     11.  GENERAL CONDITIONS OF THE CONSTRUCTION LOAN.

        (a)    Consulting   Architect.     At
               Borrower's expense, in the event of a default under the Loan Documents or in the event AEI believes in good faith that the construction of the Improvements is not proceeding according to Borrower's estimated construction schedule or may not be proceeding according to plans and specifications, AEI may retain an independent consulting architect or engineer, in addition to the project architect, to review and approve all plans and specifications and cost estimates, to make inspections of the project not more than once each month during the period of construction and approve the same through periodic detailed reports satisfactory to AEI as a condition precedent to each construction disbursement.

          (b)  Fees and Expenses.  As a condition
               hereof, Borrower agrees to pay the fees of AEI's attorney (of $7,500 in connection with this transaction and the sale/leaseback transaction between AEI and Borrower, and, in addition, any reasonable local Georgia attorney's fees incurred by AEI in conjunction with those transactions, except as to fees reimbursable to AEI under Article 26 hereof or as provided below) plus all costs and expenses incurred by AEI, as well as all title and escrow charges, the cost of issuance of interim title policy endorsements, recording and release fees and all other costs incurred in connection with the Loan committed hereunder.

               Each party agrees to pay and discharge all reasonable costs, and reasonable (not withstanding any other specific limitations thereto contained elsewhere herein) attorneys' fees and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Commitment or in successfully defending against an alleged breach thereof.

          Conditions of First Disbursement.  Items (c)
          - (r) set forth below are conditions to the first disbursement of Loan proceeds. Borrower shall provide AEI with whatever information may be in Borrower's possession respecting the items set forth below.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


         (c)   Financial   Statements    and
               Preliminary Documents. The Borrower shall submit to AEI the Preliminary Documents set forth on Exhibit "C" hereto as well as current financial statements. All of such financial statements shall be subject to AEI's approval and consistent with the Financial Documentation Requirements set forth on Exhibit "D" attached hereto. Additionally, a current financial statement of the General Contractor shall be submitted to AEI.

          (d)  Zoning and Utilities.  Borrower is
               to furnish AEI with evidence reasonably satisfactory to AEI that the Improvements to be constructed will comply with the building codes and zoning ordinances applicable to the Parcel and that said Improvements, if constructed in accordance with the plans and specifications, and uses thereof will comply with state, federal, and local environmental laws and regulations. In addition, AEI is to be furnished with satisfactory evidence that all utilities, sewage and related services are available to the Parcel without necessity of special use permit or condition. In this connection, AEI should be furnished with written advice from the proper municipal authorities and public utility companies. (With Borrower's authorization, AEI will attempt to obtain the above described documentation in a form satisfactory to AEI.)

         (e)   Opinion of Counsel.   AEI  is  to
               receive a reasonably satisfactory opinion of the Borrower's counsel, including but not limited to provisions to the effect that the documents evidencing and securing the Loan (including this Commitment) are enforceable in accordance with their terms and create a valid, existing and binding obligation upon the Borrower, and such other matters as AEI or its counsel may reasonably require.

         (f)   Loan in Balance.  Borrower is  to
               furnish AEI with an acceptable cost breakdown delineating the total cost of construction of the subject Improvements in accordance with the approved plans and specifications; and as a further condition to the first disbursement, and any subsequent disbursements, the Loan must be in balance so as to assure the availability of sufficient proceeds to complete the construction of the project free and clear of mechanics' lien claims in accordance


AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment   For:  (1275  Johnson   Ferry   Rd.
                                Atlanta, GA, Caribou Coffee)



               with  the terms hereof.   In  this
               connection, the Borrower will deposit or cause to be deposited with AEI, or its designee, such funds or provide other security reasonably acceptable to AEI as may be necessary to place the Loan account in balance during the entire term of the Loan.

         (g)   Survey.   AEI is to be  furnished
               with at least three (3) copies of a survey for the Parcel prepared by a surveyor, reasonably satisfactory to AEI, said survey conforming to ALTA survey standards, which will include the legal description and area of the property, show and certify to the perimeter lot lines, dimensions and vectors, and the location of all Improvements, easements, including an identified table of easements respecting each easement location on the survey, rights of way, curb lines and encroachments, all in accordance with the instructions set forth on Exhibit "E" attached hereto and incorporated herein by reference. Said survey shall be prepared for AEI's benefit and shall be updated to show the location of all Improvements constructed thereon prior to the final disbursement under the Loan.

         (h)   Title Binder.  AEI is to  receive
               and approve a title insurance commitment from a nationally recognized title insurance company, satisfactory to AEI, insuring the Mortgage as a valid first lien (SAID COMMITMENT MUST INCLUDE COPIES OF ALL INSTRUMENTS CREATING EXCEPTIONS TO TITLE); with commitment to issue a Comprehensive (Form 100), and such other endorsements as AEI may reasonably require, subject only to:

               (i)  Customary ALTA Exceptions
                    but excluding exceptions for mechanics' liens, survey, and parties in possession
                    (except Borrower);

              (ii)  Taxes not yet a lien;

             (iii) Such other exceptions as may be reasonably acceptable to AEI.


AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment   For:   (1275  Johnson  Ferry   Rd.
                                  Atlanta, GA, Caribou Coffee)



               Upon recording of the Mortgage, AEI
               is to be furnished with an ALTA Mortgagee's Title Insurance Policy subject only to those exceptions as are reasonably acceptable to AEI. During construction of the Improvements, AEI is to be furnished with continuing affirmative mechanic's lien coverage and/or pending disbursement coverage pursuant to acceptable endorsements covering the aggregate of all disbursements made to the date thereof by AEI and insuring the priority of the lien of the Mortgage to the extent thereof.

          (i)  Construction Contracts.  AEI is to
               receive and approve copies of all architect's and construction contracts. All such contracts and the plans and specifications shall be assigned to AEI with consents from the architect, general contractor, and sub-contractors in form satisfactory to AEI.

          (j)  Insurance.  AEI is to be furnished
               with a policy of builder's risk insurance, as well as public liability coverage, hazard insurance, and workmans' compensation coverage, all in such amounts and placed with such companies rated "A" or better by Best's Key Rating Guide (the most current edition) or similar quality under a successor guide if Best's Key Rating shall cease to be published, in accordance with the Instructions to Insurance Agent set forth on Exhibit "F" attached hereto. All such insurance shall carry a standard form of mortgagee's loss payable clause naming AEI as the mortgagee, and shall reflect a non-cancellation endorsement, except upon thirty
               (30) days' prior notice to AEI. In addition, AEI shall be furnished with satisfactory flood and earthquake insurance, unless satisfactory evidence is given that the Parcel is not located within a federally designated flood plain area or is above the applicable 100 year flood plain level, and not in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone respectively.

          (k)  Building Permit.  AEI is to receive
               and approve a copy of the building permit for
               construction  of  the  Improvements  on   the
               Parcel.

          (l)  Plans and Specifications.  AEI  is
               to be furnished with two (2) copies of all final plans, work drawings, specifications and plot plans necessary to construct the Improvements.



AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment   For:  (1275  Johnson   Ferry   Rd.
                                Atlanta, GA, Caribou Coffee)


          (m)  Soil Borings/Environmental Report.
               AEI shall also be supplied with satisfactory soil test borings reports respecting foundation suitability, or other evidence reasonably satisfactory to AEI that the foundation of the existing structure is suitable under the soil conditions existent on the Parcel to support the Improvements contemplated hereunder, and Phase I Environmental Reports certified to AEI, and such other reports as AEI deems necessary after review of the Phase I Environmental Reports prepared by an engineer acceptable to AEI.

          (n)  Reciprocal Easement Agreement  and
               Access. AEI shall have received and approved, such approval not to be unreasonably withheld, reciprocal easement agreements, maintenance agreements, and other easements as it may require for parking, railroad and access purposes.

          (o)  Purchase Agreement, Deed and Other
               Documents. Borrower shall have submitted and AEI shall have approved the purchase agreement evidencing Borrower's acquisition of the Parcel as evidence of the value and ownership of the Parcel.

         (p)   Hazardous Substance.   AEI  shall receive:

               Agreement from Borrower to defend, indemnify, and hold AEI harmless from any and all actions, claims, demands, or causes of action, public or private, of any sort, relating to any liability, except that liability caused by AEI or its successors and assigns or any third party purchaser, under any state or federal law governing hazardous substances, including petroleum products, with respect to the Parcel. The foregoing agreement shall survive any passage of title to AEI, and any subsequent disposition by AEI of all, or any part of, the Parcel to any third party, but shall expire two (2) years after the maturity date of the Loan. Provided, however, that the foregoing shall not apply to any cause or action commenced or claim made prior to the end of said two year period.


     AEI Initial:
     Borrower Initial: /s/ CB
     Construction  Commitment For: (1275 Johnson  Ferry  Rd.
                                   Atlanta, GA,Caribou Coffee)

               The title insurance policy must not
               make any exception for any prior lien arising pursuant to any hazardous waste,
               environmental       protection,        spill,
               compensation, clean air and water, or similar law.

         (q)   Appraisal.   This  Commitment  is
               contingent upon receipt and approval by AEI of an MAI appraisal, prepared by John C. Hottle of John C. Hottle & Associates, indicating that the value of the Parcel and proposed Improvements is equal to or exceeds the Loan Amount.

          (r)  Sale/Leaseback.  This Commitment is
               contingent upon execution and delivery by Borrower of the Sale and Leaseback Financing Commitment, and ancillary documents securing the Loan as set forth in this Commitment.

    12.   COMMITMENT FEES.  A commitment fee equal  to
          one percent (1.0%) of the requested amount of the first draw on the Loan hereunder (the "Commitment Fee") shall be paid to AEI by Borrower in connection with the transaction contemplated hereunder. The Commitment Fee based upon Borrower's good faith estimate of the amount of the first draw of the Loan will be payable to AEI upon the signing of this Commitment by Borrower and delivery to AEI but will not be considered delivered to AEI until the Commitment has been also executed by AEI.

          The Commitment Fee shall be adjusted at the closing based on the actual amount of the first draw on the Loan. At Borrower's election, the Commitment Fee may be included as a project cost funded by AEI and reimbursed to Borrower at closing on the sale/leaseback transaction on the Parcel.

    13. PROHIBITION OF SALE. So long as any balance remains due, owing or unpaid under the Loan, it is covenanted and agreed that Borrower may not sell or convey the Parcel or any interest in Borrower, other than the sale or issuance of stocks or other securities in Borrower, without the express written consent of AEI. In the event that AEI shall  approve  any such sale, it shall  have  the
          right to require that all proceeds of any such sale be applied against the outstanding indebtedness under the Loan or any other conditions precedent to AEI's consent it may deem necessary.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


    14.   TIME REQUIREMENTS.  It is a condition hereof
          that the first disbursement under the Loan must be made within sixty (60) days from the date of this Commitment. In the event such first disbursement has not been made by sixty (60) days from the date of this Commitment, due to Borrower's failure to satisfy the conditions precedent to such disbursement, AEI may, at its option, declare this Commitment terminated and AEI shall be entitled to exercise its rights and remedies as provided herein.

    15.   NONASSIGNABILITY   OF   COMMITMENT.   This
          Commitment is intended to run to Borrower only and may not be assigned.

    16.   EXTENSIONS.  Borrower shall be entitled,  at
          its option, to one (1) thirty (30) day extension of the original Loan term provided for herein for an extension fee of Two Thousand Five Hundred dollars ($2,500) for such extension, provided that Borrower requests such extension in writing and pays the respective extension fee at least ten
          (10) days prior to the commencement of such extension period, and provided, further, that the Loan is current and free from default in all respects and in balance, including interest reserves. The term of the Loan or any extension thereof shall not exceed the closing date of the Sale and Leaseback Funding Commitment entered into by Borrower and AEI.

    17. CONTRACTOR, DEVELOPER/ BORROWER OVERHEAD AND SUPERVISION COSTS. All budgeted costs incurred and scheduled for the developer's and Borrower's overhead and supervision shall be withheld by AEI and not disbursed under the Construction Loan Agreement until closing of the sale/leaseback transaction with AEI.

          Upon AEI's approval of an interim draw request to pay the general contractor, a proportionate share of the general contractor's profit and overhead shall be disbursed to the general contractor based upon the percentage of completion of the Improvements.

     18. PAYMENT & PERFORMANCE BOND. Subject to AEI's review and approval of the General Contractor's financial statements, AEI reserves the right to require labor, material or performance bonds.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)



     19. CHATTEL MORTGAGE. The Borrower will execute a security agreement, financing statements, and any and all other forms that AEI may deem necessary to provide a first lien on all personal property, building materials, furniture, furnishings, equipment, fixtures and appurtenances (excluding those items subject to separate purchase money financing), installed in and used in the operation of the Parcel, whether attached or detached. The Borrower shall also supply at its expense satisfactory searches from both the offices of the Georgia Secretary of State and county recorder to establish the fact that there are no other interests or liens attached to the Parcel.

    20.   ADVERTISING.  During construction,  AEI  may
          place a sign on the Parcel specifying that it is participating in the financing on the Parcel. Further, AEI may publicize the financing and may include in publicity releases, if applicable, the names of Borrower's corporate officers, principals, and a general description of the Parcel, occupancy and rentals.

     21.  ANNUAL OPERATING STATEMENTS.  During the term
          of the Loan, the Mortgage will provide for the Borrower to furnish its audited financial statement of the Borrower to AEI within ninety
          (90) days after the end of Borrower's fiscal year. The financial statements shall be audited, at Borrower's expense, by KPMG Peat Marwick or a nationally recognized independent certified public accounting firm reasonably acceptable to AEI and shall be prepared in conformity with general accepted accounting principles (GAAP). Borrower shall also provide AEI with operating statements for the Parcel within ninety (90) days after the end of each fiscal year during the term of the Loan at AEI's request. The operating statements for the Parcel do not need to be prepared by an independent certified public accountant, but shall be certified as true and correct by the chief financial officer or other authorized officer of Borrower.

    22. BANKRUPTCY. The commitment shall be deemed terminated in the event of the filing by or against the Borrower of a petition in bankruptcy or insolvency or for reorganization or the appointment of a receiver or trustee or the making by Borrower of an assignment for the benefit of creditors or the filing of a petition for arrangement by Borrower.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


     23.  FAIR CREDIT REPORTING ACT.  Borrower warrants
          that all credit information submitted is true and correct, and authorizes AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Borrower's credit and financial position as it may deem necessary or expedient.

     24. SECONDARY FINANCING. Borrower agrees not to obtain secondary financing secured by the Parcel.

    25.   INTERPRETATION.   This  Commitment  and  the
          terms of the Loan to be made in conformity herewith shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the State of Georgia.

    26.   CERTIFICATION.   Borrower  hereby  certifies
          that:

         (a)   It  does not have any actions  or
               proceedings pending or to its knowledge, affecting it which would materially affect the Parcel except matters fully covered by insurance.

          (b)  The consummation of the transaction
               contemplated hereby and the performance of this Commitment and the delivery of the Mortgage and other security and credit instruments will not result in any breach of, or constitute a default under, any indenture, bank loan or credit agreement, or other instruments to which the Borrower is a party or by which it may be bound or affected.

          (c)  Upon the date of delivery of  the
               Loan contemplated by this Commitment, the Parcel shall be in good condition, substantially undamaged by fire and other hazards, and the same shall not have been made the subject of any condemnation proceedings.

          If there is any adverse material change in the security, or if representations made by Borrower are not correct in any material adverse respect, or if Borrower fails to disclose adverse material facts, agree upon or execute the Loan Documents, or to perform any of the terms of this Commitment, including, but not limited to, obtaining AEI's


     AEI Initial:
     Borrower Initial: /s/ CB
     Construction  Commitment For: (1275 Johnson  Ferry  Rd.
                                   Atlanta, GA, Caribou Coffee)



          approval or acceptance of any submission required of Borrower or to be obtained by Borrower, AEI shall not be required to disburse any part of the Loan proceeds, and may thereupon cancel this Commitment, and no liability of any kind shall accrue to AEI by reason thereof. AEI shall be entitled to a maximum of Thirteen Thousand Dollars ($13,000) reimbursement from Borrower (or retention of such $13,000 from Commitment Fees paid by Borrower in connection herewith or in connection with the Sale and Leaseback Financing Commitment between AEI and Borrower) for AEI's internal and out-of-pocket costs incurred in connection herewith, including, but not limited to, reasonable attorney's fees, unless specifically set forth otherwise herein.

    27. SALE AND LEASEBACK FINANCING COMMITMENT. Contemporaneously herewith, AEI and Borrower have entered into a Sale and Leaseback Financing Commitment for sale/leaseback financing for the Parcel and the Improvements. AEI has agreed to make the Loan committed hereunder in reliance upon the Borrower's agreements, representations, and warranties set forth in said Sale and Leaseback Financing Commitment and Borrower's willingness to perform as set forth therein, and the truthfulness and accuracy of any materials delivered by Borrower during the course of the application process.

    28.   DELIVERY AND ACCEPTANCE OF COMMITMENT.   The
          execution of the Acceptance and Approval Endorsement appearing on this Commitment must be accepted by you and returned to AEI, with an original executed copy of this Commitment and one-half of the Construction Loan Commitment Fee, no later than July 26, 1996 as a necessary condition to the delivery hereof; otherwise, this Commitment shall be deemed of no further force and effect.

                                   Sincerely,
                                   AEI FUND MANAGEMENT, INC.


                                   /s/ Robert P. Johnson
                                       Robert P. Johnson, President




AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                  Atlanta, GA, Caribou Coffee)




STATE OF MINNESOTA)
                     ) ss
COUNTY OF RAMSEY  )


On this 25th day of July, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert P. Johnson, personally know to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.


               [notary seal]
                                   /s/ Linda A. Bisdorf
                                       Notary Public


             ACCEPTANCE AND APPROVAL ENDORSEMENT

       The undersigned has read, approved and by this Endorsement, and delivery of the funding fee, has unconditionally accepted the above Commitment according to the terms and provisions therein set forth this 21st day of July, 1996.


                              CARIBOU COFFEE COMPANY, INC.


                              By: /s/ Collin Barr
                              Its: /s/ Vice President

AEI Initial:
Borrower Initial: /s/ CB
Construction  Commitment  For:  (1275  Johnson   Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


                              By:

                              Its:




STATE OF MINNESOTA  )
                         ) ss
COUNTY OF Hennepin  )

On this 21st day of July, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Collin Barr, personally know to me to be the person who executed the within instrument as the Vice President, of Caribou Coffee Company, Inc., a Minnesota corporation, on behalf of said corporation.


          [notary seal]
                              /s/ Margaret Stewart
                                  Notary Public




                         EXHIBIT `A'

                      LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot
901 of the 16th District, Second Section, Cobb County,
Georgia and being more particularly described as follows:

To find the True Point of Beginning, commence at a point at the corner common to Land Lots 901, 902, 971 and 972 of said District, Section and County, said point being located North 84 33' 24" West a distance of 50.00 feet from a number 4 rebar found on the southerly line of Land Lot 901 of said District, Section and County; thence, from said land lot corner, North 01 48' 20" East a distance of 325.07 feet to a point; thence, North 02 12' 51" East a distance of 45.46 feet to a number 4 rebar set and the TRUE POINT OF BEGINNING, thence, North 01 53' 24" East a distance of
243.23 feet to an iron pin with plastic cap found at the Southwesterly right-of-way of Johnson Ferry Road, said iron pin being located North 28 40'42" West a distance of 0.83 feet from a right of way monument found; thence, along the southwesterly right of way of Johnson Ferry Road, South 63 59' 03" East a distance of 164.20 feet to a point, said point being located North 63 59'03" West a distance 1.79 feet from a right-of-way monument found; thence, departing said right of way, South 02 07' 32" West a distance of
166.85 feet to a number 4 rebar found; thence, North 88 12' 50" West a distance 149.18 feet to a number 4 rebar set at the TRUE POINT OF BEGINNING, containing 0.70 acre as shown on Boundary Survey for Caribou Coffee, prepared by Atlanta Engineering Services, Inc., dated December 1, 1994, last revised February 5, 1996, certified to Caribou Coffee and Chicago Title Insurance company by Elvin L. Aycock, Ga. R.L.S. No. 2374.

TOGETHER WITH all of Grantor's right, title and interest in and to the appurtenant Easement Agreement and Release of Existing Easement between Lorient corporation, N.V. and
Merchant's Walk Associates, L.P., dated September 28, 1993, recorded in Deed Book 7652, Page 420, Cobb County, Georgia
Records.


AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment For: (1275 Johnson Ferry Rd.
                              Atlanta, GA, Caribou Coffee)






                         EXHIBIT `B'

                  CONSTRUCTION LOAN BUDGET

                ESTIMATED TOTAL PROJECT COSTS
                   1275 Johnson Ferry Road
                      Atlanta, Georgia


Land Acquisition Costs                                 $   576,800.00
Site Selection Costs                                   $    30,000.00
Professional Real Estate Consultants                   $    20,000.00
Site Planning/Shell Building Design (Architectural,
Engineering, Survey)                                   $    29,800.00
Municipal Development Fees & Permit Costs              $     6,500.00
Shell Building Structure Construction                  $   396,058.00
Interior Tenant Finish Construction                    $    60,000.00
Lessee's Legal Fees                                    $    15,000.00
AEI's Legal Fees                                       $     7,500.00
AEI's Local Legal Fees                                 $     1,500.00
AEI's Site Inspection Costs                            $     1,500.00
Appraisal Costs                                        $     2,500.00
Title Fees and Closing Costs                           $    10,000.00
Soils & Environmental Reports                          $     2,500.00
Credit Report                                          $     1,000.00
Commitment Fees paid to AEI**
    Constr. Loan Commitment Fee                        $     6,068.00
    Sale/Leaseback Commitment Fee                      $    18,191.00
Construction Contingency***                            $    24,803.00
Construction Interest (@7%)                            $    21,238.00

Estimated Total Project Cost                           $ 1,230,958.00







* Development/Construction Management Cost may not exceed 8.2569% of the Purchase Price.

** Will be based on 1.5% of Purchase Price plus 1.0% of first construction loan disbursement.

*** Based upon approximately 5% of the Estimated Total
Project Cost





AEI Initial:
Borrower Initial: /s/ CB
Construction Commitment For: (1275 Johnson Ferry Rd.
                             Atlanta, GA, Caribou Coffee)



                         EXHIBIT "C"

             PRELIMINARY DOCUMENTATION CHECKLIST


      Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in this Commitment.

   1.     Business  and  marketing  plan,   with   an
          explanation of what Lessee proposes to do, when, and at what costs to promote the success of this property. (Include a structure/organizational chart of Lessee or operator, identifying departments and key personnel.)

   2.     Resumes   of  all  principals  of   Lessee,
          including

          A.   educational,  management  and  other
               experience histories;

          B.   history of businesses owned  with
               the dates established/terminated; ownership structure and number of employees.

    3. Current financial statements as described on Exhibit "D" attached hereto.

    4. Site plan and maps showing site(s) and location(s) of competition.

    5.    Complete city map (to be obtained by AEI).

    6. Market report and feasibility study, or report (include demographic data on trade area and a description of the neighborhood) supporting this Parcel.

    7.    Dated and captioned photographs of  the Parcel.

    8. MAI appraisal. (The appraisal may be ordered by AEI at Borrower's option)

AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)



   9. Itemized budget of total project cost, including land acquisition, building construction, site development, landscaping and related soft costs (the "Construction Loan Budget").




AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)



                         EXHIBIT "D"

            FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to funding, the following must be received and approved by AEI, along with those items specified more fully in the Construction Loan
Commitment.

   I. Financial   statements   for
      Borrower   At a minimum, reviewed financials
      are  required  for individuals  and  private
      corporations,  and  audited  financials  are
      required  for  publicly traded corporations.
      Said financials shall reflect and be for the
      three  most  recent fiscal year  periods  as
      well   as  the  current  fiscal-year-to-date
      period, and include but not be limited to:

      A.   Balance Sheet Statements
      B.   Statements of Operations (on a property-by-property basis
           upon request)
      C.   Statements of Cash Flows
      D.   Statements of Shareholder's Equity
      E.   Federal  Income   Tax  Returns

 II. Pro-forma of first year's operations for property to be financed.

 III. Itemized budget of total project cost for property to be financed.



All   corporate  financial  statements,  and   any
additional    corporate   financial    information
requested  by AEI shall be prepared in  accordance
with  current  GAAP guidelines and  signed  by  an
authorized  officer  who  must  certify   to   the
accuracy  thereof.    The  certification  language
must read as follows:

   "The   undersigned  hereby  certifies  and
    warrants that the information contained in these financial statements is true and correct, understands that AEI is relying upon such information as an inducement for entering into a purchase and lease transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."


AEI Initial:
Borrower Initial: /s/ CB
Construction  Commitment For: (1275 Johnson  Ferry Rd.  Atlanta, GA
                              Caribou Coffee)




                         EXHIBIT "E"

                     Survey Requirements



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                            ,   a   registered   land
     surveyor, in and for the State of Georgia, do hereby certify to AEI Fund Management, Inc., a Minnesota corporation, or its assigns(PLEASE CONTACT AEI'S CLOSING SPECIALIST AT 1 800-328-3519 FOR INFORMATION),
     and                         (insert   name   of   title
     company), that this is a true and correct plat of a survey of

                 (Insert Legal Description)

     which correctly shows the location of all buildings, structures and Improvements on said described property; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described property, except as shown on said survey; that there are no party walls or visible encroachments on said described property by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described property has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the Parcel is available, it should be noted on the survey.



AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)





3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat or map of survey should meet with the minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association an American
     Congress on Surveying and Mapping.

5. The character and location of all buildings upon the Parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed property and on adjoining properties if they appear to affect the enjoyment of the surveyed property should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date, and their location on the survey should be reflected in a table of easements on the survey. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the property being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the property surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA,Caribou Coffee)





7. As minimum requirement, at least two (2) copies of the survey should be furnished to AEI and one (1) copy to the title company.

8.   The  survey  should  certify as  to  the  total  square
     footage  of  the  area surveyed and as  to  the  square
     footage  at  the exterior walls of any Improvements  on
     the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)



                         EXHIBIT "F"

                   INSURANCE REQUIREMENTS
                     (CONSTRUCTION LOAN)

1. AEI shall receive Builder's Risk hazard insurance, covering "All Risk" or "Special Form" perils, including the perils of collapse and mudslide, in the amount of ______*_________. The coverage shall include building materials, and shall include property in transit. The deductible shall not exceed $1,000. The coverage shall include a Mortgage Clause endorsement in favor of "AEI".

2. AEI shall receive Comprehensive General Liability insurance covering the Parcel under construction, with limits of $2,000,000 per occurrence and $5,000,000 aggregate. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable.

3. Flood insurance shall be required if the Parcel is located in a designated flood area or in an area exposed to flood or storm surge. If the Parcel is not in a designated flood plain area or is above the applicable one hundred year flood plain level, provide satisfactory evidence to that effect. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetick Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If flood insurance coverage is
required, it shall be in amounts of   *            with
deductibles of ________*___________ .

4. Earthquake insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not an ISO High Risk Earthquake Zone. The deductible shall be ________*___________.

5.   The "Additional Requirements For All Insurance
Policies" shown on Exhibit "F-1" shall be required by AEI for each policy.

* Please call Mike Zitek in AEI's lease management department to determine amounts, 1-800-328-3519.


AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)


                        EXHIBIT "F-1"

                   INSURANCE REQUIREMENTS
                     (CONSTRUCTION LOAN)


1.   Definition of "AEI" regarding Additional Insured and
     Loss Payee Endorsements:

     "AEI                        Limited Partnership and/or
     its specific assigns and AEI              , Inc., the
     Corporate General Partner of said assignee, and Robert
     P. Johnson, as the Individual General Partner of said assignee, and Lessee as insured or additional insured, as their respective interests may appear. "

2. Each policy shall be accompanied by proof of payment of the first annual premium.

3. All hazard policies shall name "AEI" as Loss Payee and Additional Insured.

4.   All liability policies shall name "AEI" as Additional
     Insured.

5. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies.

6.   All hazard policies shall contain Waiver of Subrogation
     Endorsements waiving all rights of subrogation, if any, against "AEI".

7. All insurance companies shall be rated "A" or better by Best's Key Rating Guide (the most current edition) or similar quality under a successor guide if Best's Key
     Rating shall cease to be published.



AEI Initial:
Borrower Initial: /s/ CB
Construction   Commitment  For:  (1275  Johnson  Ferry   Rd.
                                 Atlanta, GA, Caribou Coffee)









           SALE AND LEASEBACK FINANCING COMMITMENT
                     (the "Commitment")


                  CARIBOU COFFEE RESTAURANT
            1275 Johnson Ferry Road, Atlanta, GA



                               Effective as of July 21, 1996


     In reliance upon representations made through documents furnished to us by you, Caribou Coffee Company, Inc. ("Seller/Lessee"), AEI Fund Management, Inc., or its assigns, ("AEI"), agrees to purchase, and you agree to sell to and lease from AEI, certain improvements (the "Improvements") to be located at 1275 Johnson Ferry Road in Atlanta, GA, legally described on Exhibit "A" attached hereto, to be developed by Seller/Lessee (the "Parcel"), which Parcel will be subject to the provisions and conditions herein contained:

A.   FEES AND COSTS

     1. A commitment fee equal to one and one-half percent (1.5%) of the Purchase Price defined in Article B.1 hereof (the "Commitment Fee") shall be paid to AEI by Seller/Lessee in connection with the transaction contemplated hereunder. One-half (1/2) of the Commitment Fee based upon the Estimated Total Project Cost of the Parcel (defined below) will be payable to AEI upon the signing of this Commitment by Seller/Lessee and delivery to AEI but will not be considered delivered to AEI until the Commitment has been also executed by AEI. Seller/Lessee's estimate of the Total



AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment  For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee
July 18, 1996




          Project Costs (defined in Article B.1 hereof)
          which   will   be   incurred   to   complete   the
          Improvements  is  $1,230,958.00 ("Estimated  Total
          Project Cost").

          The  balance of the Commitment Fee shall  be
          paid at the closing on the transaction contemplated hereunder. Said Commitment Fee will be adjusted at closing to reflect the final Purchase Price, as defined in Article B.1 hereof. At Seller/Lessee's election, the Commitment Fee may be included as a project cost funded by AEI and reimbursed to Seller/Lessee at closing.

          The portion of the Commitment Fee paid upon signing of this Commitment shall be refunded to Seller/Lessee, less AEI's out-of-pocket expenses incurred hereunder, only if AEI terminates this Commitment pursuant to Articles B.1, B.5 or B.6 hereunder.

     2.   All outstanding real estate taxes, and levied
          and pending special assessments, due and payable prior to the Closing Date, as defined in Article
          B.2 hereof, shall be paid by Seller/Lessee in full at or prior to the Closing Date. If the taxing authority permits payment of special assessments in installments, Seller/Lessee shall have paid the most current installment of special assessments that is due and payable as of the Closing Date.

     3.   Seller/Lessee shall pay all expenses incident
          to the closing and necessary to comply with the requirements herein, as consistent with this Commitment, including AEI's legal costs of $7,500 for the construction loan and sale/leaseback transactions, and also any local attorney's fees for the State of Georgia incurred by AEI, necessary to complete this transaction. Such costs may be included, at Seller/Lessee's option, as a project cost to be funded by AEI.

B.        PURCHASE TERMS

     1. Purchase Price: The Purchase Price for each Parcel shall be equal to the Final Total Project Cost (defined below and including Seller/Lessee's development/construction management cost, such price to be supported by an MAI appraisal (the "Purchase Price"). The Final Total Project


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee





          Cost will include only verifiable project costs actually incurred, which costs are both approved by AEI and included in the project construction budget submitted to AEI for the Parcel (the "Estimated Total Project Cost"), and being costs of the kind and nature described on Exhibit "A" attached hereto.

          In the event the Final Total Project Cost exceeds the Estimated Total Project Cost or MAI appraisal,
          AEI may elect one of the following options:

          a)   pay  Seller/Lessee the Final Total  Project
               Cost as the Purchase Price; or

         b) unless Seller/Lessee is willing to absorb such excess cost over the Estimated Total Project Cost or MAI appraisal, whichever is greater, (in which case AEI shall purchase the Parcel at the Purchase Price less the excess), reject the Parcel and terminate its obligation under a specific Purchase Commitment for that Parcel.

          In any event, with respect to the following line items includable in the Purchase Price payable by
          AEI:

          a) Seller/Lessee's development/construction management cost shall be capped at 8.2569% of the Purchase Price.

          b) "Signage construction costs" shall not include any costs for trade fixture signage.


    2. Closing Date: The closing date for AEI's purchase of the Parcel shall be one hundred sixty
          (160) days after the date of the first disbursement of the proceeds of the construction loan on this Parcel between AEI and Seller/Lessee, and after delivery and approval of all of the items contemplated hereunder and Seller/Lessee has taken occupancy of the Parcel ("Satisfaction of Contingencies"), or in any event with fifteen (15) business days after the Satisfaction of Contingencies (the "Closing Date"). If Seller/Lessee has not performed under this Commitment by the Closing Date, this Commitment shall be null and void at the option of AEI. In the event Seller/Lessee requests an


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee



          extension    of   this   Commitment,    or
          Seller/Lessee extends the maturity date of its construction loan with AEI, and said extension is approved by AEI, a written addendum to this Commitment shall be required.

    3.    Closing  Agent:   The  closing  contemplated
          hereunder shall be handled by a nationally recognized title insurance company, satisfactory to AEI (the "Title Company"), which shall also issue the Owner's Policy of Title Insurance, described in Article B.6.B. hereof, acting under instructions from AEI's counsel.

    4. This Commitment shall not be assignable by Seller/Lessee, by law, or otherwise, but may be assigned by AEI at its option, in whole or in part, in such manner as AEI may determine, to an affiliate or affiliates of AEI, as long as AEI remains fully liable for all obligations hereunder and the assignee is a solvent party with sufficient assets to perform the obligations of AEI hereunder.

     5. Parcel Inspection: AEI has inspected and has agreed to issue this Commitment based upon its site inspection. Seller/Lessee shall reimburse AEI up to fifteen hundred dollars ($1,500) for its actual cost of performing such inspection. Such cost may, at Seller/Lessee's option, be included as a project cost funded by AEI and reimbursed to Seller/Lessee at closing of the transaction contemplated hereunder.

   6.     Supporting  Documents:   As   a   condition
          precedent to closing on the Parcel, the supporting documentation listed below must be submitted to AEI not less than ten (10) business days prior to the Closing Date, in form and content satisfactory to AEI and its counsel:

          a.   All documentation listed on Exhibit "C"
               attached hereto.

          b.   A Commitment for an ALTA Owner's Policy of Title Insurance
               (ALTA owner - most recent edition) insuring marketable title in the Parcel, subject only to such matters as AEI may approve (the "Title Commitment"). The policy shall be issued by the Title Company and shall contain such endorsements as AEI may require including extended coverage, owners comprehensive coverage, and absent independent verification thereof reasonably satisfactory to AEI, a zoning compliance


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee





             endorsement. The Title Commitment shall list Seller/Lessee as the present fee owner and should show AEI as the fee owner to be insured. The Title Commitment shall also include an itemization of all outstanding and pending special assessments or should state that there are none, if such is the case. It shall also state the manner in which any outstanding assessments are payable, that is, whether they are payable in monthly or yearly installments, setting forth the amount of each such installment and its duration. The Title Commitment shall also include an itemization of taxes affecting the Parcel and the tax year to which they relate; should state whether taxes are current and, if not, shall show the amounts unpaid, the tax parcel numbers, and whether the tax parcel includes property other than the Parcel to be purchased. All easements, restrictions, documents, and other items affecting title should be listed in Schedule "B" of the title commitment. COPIES OF ALL INSTRUMENTS CREATING SUCH EXCEPTIONS MUST BE ATTACHED TO THE TITLE COMMITMENT.

         c. Insurance policies issued by companies acceptable to AEI for the types of coverage, with loss clauses in favor of AEI, complying with the guidelines set forth on Exhibit "E" attached hereto.

         d.  As-Built  survey
             prepared by a surveyor, reasonably acceptable
             to   AEI,  said  survey  complying  with  the
             guidelines set forth on Exhibit "F" attached hereto.

         e. Final plans and specifications for the Improvements prepared by an architect or engineer reasonably acceptable to AEI.

         f. A soils report prepared by an engineer reasonably acceptable to AEI or other evidence reasonably satisfactory to AEI that the foundation of the existing structure is suitable under the soil conditions existent on the Parcel to support the Improvements contemplated hereunder.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee




         g. Appraisal of the Parcel by an independent M.A.I. appraiser acceptable to AEI. AEI hereby approves John C. Hottle of John C. Hottle & Associates as an acceptable appraiser.

         h. Certificate of Occupancy, or an equivalent, issued by the appropriate authorities indicating that the Parcel is in compliance with building, zoning and subdivision, environmental and energy laws and regulations. Also a letter from the appropriate officer of the municipality or county exercising land use control over the Parcel, or other third party source reasonably acceptable to AEI, stating: (a) the zoning code affecting the Parcel; (b) that the Parcel and its intended use complies with such zoning code, city ordinances and building and use restrictions; (c) that there are no variances, conditional use permits or special use permits required for use of the Improvements on the Parcel, or if such permits are required, specifying the existence of same and their terms, and (d) that the Parcel complies with the platting ordinances affecting them and can be conveyed without the requirement of a plat or replat of the Parcel. If the Parcel falls within any subdivision rules or regulations, evidence of compliance with such subdivision regulations, or waiver of the same by the appropriate officials, is required. (AEI shall make the initial attempts to obtain such zoning compliance letter in a form satisfactory to AEI).

         i. Written advice from all proper public utilities and municipal authorities, that utility services are available and connected to the Parcel for gas, electricity, telephone, water and sewer (AEI shall make the initial attempts to obtain such utility letters in a form satisfactory to AEI).

         j. Certificate of Completion executed by the project architect, general contractor and Seller/Lessee certifying that the Improvements have been completed in accordance with the plans and specifications and the soils report for the Parcel and comply with all applicable building, zoning, energy, environmental laws and regulations, and the Americans with Disabilities Act (certification from Seller/Lessee


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee



             only shall be limited to Seller/Lessee's actual knowledge based upon commercially reasonable due inquiry) .

         k. Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the Improvements on the Parcel, specifically including, but not limited to, liquor licenses if liquor is sold on the Parcel.

         l. Certified cost statement showing the cost of the land and of the Improvements constructed on the Parcel, signed by the Seller/Lessee and general contractor, and an item by item list of the components comprising the Improvements.

         m. Photographs of all sides of the exterior and interior of the completed Improvements deemed reasonably necessary by AEI.

         n. Certified copies of the Articles of Incorporation, By-Laws and Good Standing Certificate for the Seller/Lessee, together with all other documents AEI deems reasonably necessary to support the authority of the persons executing any documents on behalf of the corporation, including encumbancy certificates and corporate resolutions of the directors and shareholders.

         o. UCC searches on Seller/Lessee from the offices of Secretary of State and the County Recorder for the state and county in which the Parcel is located, if AEI purchases any moveable trade fixtures from Seller or Lessee.

         p. Phase I Environmental Assessment Report prepared by an engineer satisfactory to AEI containing evidence satisfactory to AEI that the Parcel complies with all federal, state and local environmental regulations. Additional reports may be required by AEI based upon its review of the Phase I report. If Seller/Lessee fails to deliver any additional reports AEI may deem necessary to complete and approve its environmental


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee



             investigation of this Parcel, AEI may terminate this Commitment in accordance with Article H hereof.

         q. Copy of any sublease for the Parcel and form of the proposed nondisturbance agreement to be executed by sublessee and AEI.

          All of the above documentation hereinafter collectively referred to as the "Supporting Documents". Any of the Supporting Documents delivered and approved to AEI in connection with construction financing between AEI and
          Seller/Lessee      ("Construction       Supporting
          Documents") shall be deemed to be approved for the transaction contemplated hereunder unless there have been adverse material changes to said Construction Supporting Documents. In such event, AEI shall require delivery and the right to approve any revisions or supplemental information to the applicable Construction Supporting Documents. Until this Commitment is terminated or the Closing has occurred, the Seller/Lessee shall deliver to AEI any documentation that comes in the Seller/Lessee's possession that materially modifies any of the Supporting Documents, or could render any of the Due Diligence Documents materially inaccurate, incomplete or invalid.

C. LEASE TERMS

     The Lease, in the form attached hereto as Exhibit "G", will be executed and delivered by AEI and Seller/Lessee at closing, to include the following terms:

     1.   Base Rent:

          a.   Initial  Annual  Rent as  a  Percentage  of
               Purchase Price:                     11.50%

               Rent shall be payable in advance of the first day of each month in equal monthly installments.

          b. Beginning in the third (3rd) lease year and every lease year thereafter, including any renewal terms, such annual rent will increase by an amount equal to the lesser of a) two and one-half percent (2.50%) of the annual rent payable for the prior lease year, or b) one hundred fifty percent (150%) of the annual increase in


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee



               the CPI-U index (Consumer Price Index for All
               Urban Consumers) corresponding to the prior lease year's time period.

     2.   Initial Lease Term:   Eighteen (18) years

     3. Renewal Terms: Two (2) terms of five (5) years each with rent increases as described above in Article
     C. 1.b. hereof.

     4. Letter of Credit: The Seller/Lessee shall provide and have the right to buy-down the Letter of Credit amount pursuant to the Multi-Site Agreement dated May 1, 1996 between the parties. In such case, the parties agree to amend the Lease prior to closing to reflect the same.

D.   DOCUMENTS

     The  documents listed below shall be prepared by  AEI's
     counsel  in  accordance  with  the  terms  hereof   and
     executed at, or prior to, the Closing Date in form and substance satisfactory to AEI and Seller/Lessee:

     1.   Net Lease Agreement.
     2. Attorney's Opinion Letter to be given by Seller/Lessee's outside counsel necessarily familiar with the conduct of Seller/Lessee's business and the jurisdiction in which the Parcel is situated to render such opinion as to, inter alia, the enforceability of the Lease and compliance of the Lease with local law and due authority of the
          signatories,   in a form and substance  reasonably
          satisfactory to AEI.
     3.   Seller/Lessee's Estoppel Letter.
     4.   Affidavit of Seller/Lessee.
     5.   Hazardous    Substances    Indemnification
          Agreement of Seller/Lessee.
     6.   FIRPTA Affidavit of Seller/Lessee.
     7.   Limited Warranty Deed from Seller/Lessee  to
          AEI. Seller/Lessee shall furnish a copy of the proposed warranty deed to AEI's counsel for its review and approval prior to closing.

AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee



E.   FAIR CREDIT REPORTING ACT

     Seller/Lessee warrants that all credit information submitted by Seller and Lessee, respectively, is true and correct, and authorize AEI to make credit investigations and obtain credit reports and other financial information, written or oral, respecting Seller/Lessee's credit and financial positions, as it may deem necessary or expedient at Seller/Lessee's cost and expense, not to exceed $1,000.00.

F.   INTERPRETATION

     This Commitment and the terms of the transaction contemplated to be made in conformity herewith, shall be construed in accordance with all applicable governmental regulations and in accordance with the laws of the State of Georgia.

G.   CERTIFICATION

     Seller and Lessee hereby certify that:

    1. Neither has any actions or proceedings pending, which would materially adversely affect the Parcel, or Seller/Lessee, except matters fully covered by insurance;

    2.    The   consummation  of   the   transactions
          contemplated hereby, and the performance of this Commitment and the delivery of the Lease and other security and credit instruments, will not result in any breach of, or constitute a default under, any indenture, bank loan or credit agreement, or other instruments to which Seller/Lessee is a party or by which either Seller/Lessee may be bound or affected;

    3.    The   Parcel   is   in   good   condition,
          substantially undamaged by fire and other hazards,
          and   has  not  been  made  the  subject  of   any
          condemnation proceeding.

H.   TERMINATION

     This Commitment may be terminated prior to closing at AEI's option (but reserving to AEI its right to pursue its remedies set forth below for Seller/Lessee's breach hereof) in such manner as AEI may


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee




     determine, if: 1) Seller/Lessee fails to comply with any of the terms hereof, including but not limited to, obtaining AEI's reasonable (unless otherwise specified herein) approval or acceptance of the Supporting Documents listed in Article B.6. above, and does not satisfactorily cure the same on or before the Closing Date; 2) a material default exists in any financial obligation of Seller/Lessee; 3) any representation made in any submission proves to be untrue, substantially false or substantially misleading at any time prior to the Closing Date; 4) there has been a material adverse change in the financial condition of Seller/Lessee or there shall be a material action, suit or proceeding pending or threatened against Seller/Lessee; 5) any bankruptcy, reorganization, insolvency, withdrawal, or similar proceeding is instituted by or against Seller/Lessee; 6) the Improvements on the Parcel shall be materially damaged or destroyed or any portion thereof shall be subject to a proceeding for condemnation or eminent domain; or 7) Seller/Lessee shall be dissolved, liquidated or wound up.

     In the event Seller/Lessee and AEI do not reach mutual agreement on the documents contemplated to be executed by either party hereunder within ninety (90) days from the date hereof, this Commitment may be terminated at the option of either party; AEI shall in such event refund the Commitment Fee to Seller/Lessee, less AEI's out-of-pocket expenses incurred hereunder, including, but not limited to, reasonable attorney's fees.

     AEI and Seller/Lessee acknowledge the unique nature of the Parcel and agree that Seller/Lessee's refusal to sell the Parcel and lease the same from AEI under the terms hereof if AEI makes the first disbursement under the Construction Loan (as defined below) and AEI is unconditionally ready, willing, and able to purchase the Parcel and lease the same to Seller/Lessee pursuant hereto may result in irreparable harm to AEI not compensable by an action for monetary damages. The parties therefore agree that, pursuant to the previous sentence, AEI shall have the right of specific performance to enforce the sale of the Parcel, to retain the Commitment Fee, as well as to such other forms of equitable relief or remedy at law as are available, without having to precede a suit in equity with an action at law. Seller/Lessee is entitled hereby to specific performance; however, such right of Seller/Lessee shall terminate automatically in the event AEI exercises its option to terminate this Commitment by reason of Seller/Lessee's failure to close pursuant to this Commitment on or before the date earlier stated in Article B.2. hereof through no fault of AEI.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee




     If   for  any  reason  AEI  does  not  make  the  first
     disbursement under the construction loan (the "Construction Loan") contemplated between the parties, AEI shall refund the entire Commitment Fee to Seller/Lessee and Seller/lessee shall not be responsible for any costs or expenses hereunder; provided, however, that the parties shall have the remedies set forth in the Construction Loan Commitment of even date herewith between the parties (including the right of set-off as provided therein). If, however, the first disbursement under the Construction Loan shall occur, the following shall apply:

          If there is any adverse material change in the submissions required of Seller/Lessee or to be obtained by Seller/Lessee, or if representations made by Seller/Lessee are not correct in all material respects, or if Seller/Lessee fails to disclose adverse material facts, agree upon or execute the Lease Documents, or to perform any of the terms of this Commitment, including, but not limited to, obtaining AEI's approval or acceptance of any submission required of Seller/Lessee or to be obtained by Seller/Lessee, AEI shall not be required to purchase the Parcel, and may thereupon cancel this Commitment, and no liability of any kind shall accrue to AEI by reason thereof. In the event of Seller/Lessee's refusal to consummate the transaction contemplated herein, even though AEI shall be unconditionally ready, willing and able to otherwise purchase the Parcel, AEI shall be entitled to all remedies available to it at law or equity. In the event of termination of this Commitment under any right of AEI to do so (other than Seller/Lessee's refusal to close even though AEI shall be unconditionally ready, willing and able to otherwise purchase the Parcel), in addition to repayment of the outstanding principal balance and accrued interest under the construction loan on the Parcel extended to Seller/Lessee by AEI (and any other remedy as may be set forth in the loan documents), AEI shall be entitled to a maximum of Fifteen Thousand Dollars ($15,000) inclusive of the Construction Loan Commitment Fee and other charges thereunder for reimbursement from Seller/Lessee (or retention of such $15,000 from Commitment Fees paid by Seller/Lessee in connection herewith (or in connection with the Construction Loan Commitment between AEI and Seller/Lessee)), for AEI's internal and out-of-pocket costs incurred in connection herewith, including, but not limited to reasonable attorney's fees, unless specifically set forth otherwise herein.



AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA,  Caribou Coffee


     Each party agrees to pay and discharge all reasonable costs, and reasonable (not withstanding any other specific limitation thereto contained elsewhere herein) attorneys' fees and expenses that shall be incurred by the prevailing party in enforcing the covenants, conditions and terms of this Commitment or in successfully defending against an alleged breach thereof.

I.   INCORPORATION   OF  SUBMITTED  WRITTEN  MATERIALS   AND
     AMENDMENTS

     This Commitment is issued by AEI pursuant to all written materials previously submitted by Seller/Lessee to AEI (the "Submitted Written Materials") and it is a proviso hereof that the content, terms and provisions of said Submitted Written Materials are by express and specific reference incorporated herein and made a part hereof. Provided, however, in the case of any material adverse contradiction, variance, or ambiguity between any of the content, terms and provisions hereof and those of the Submitted Written Materials, the terms specifically delineated in this Commitment shall govern and shall supersede the conditions of the Submitted Written Materials. Neither this Commitment nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and in the case of AEI, signed by Robert P. Johnson, President of AEI, or his designee in writing signed by Mr. Johnson authorizing such other party to execute a specific change, waiver, discharge or termination instrument on behalf of AEI.

J.   EXPIRATION

     This   Commitment  must  be executed  and  returned  by
     registered or certified mail to AEI no later than  July
     26, 1996 for the terms to be effective.


AEI FUND MANAGEMENT, INC. (AEI)

By: /s/ Robert P. Johnson
        Robert P. Johnson
        President




AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee







STATE OF MINNESOTA  )
                      ss)
COUNTY OF RAMSEY    )

      On this 25th day of July, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.

                                   /s/ Linda A. Bisdorf
                                       Notary Public
             [notary seal]



This Commitment is accepted and agreed to this 21st day of July, 1996.

CARIBOU COFFEE COMPANY, INC.
(Seller/Lessee)


By:  /s/ Collin Barr

     Its: /s/ Vice President




AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee





STATE OF MINNESOTA  )
                      ss)
COUNTY OF HENNEPIN  )

      On this 21st day of July, 1996, before me, the undersigned, a Notary Public in and for said State, personally appeared Collin Barr, personally known to me to be the person who executed the within instrument as the Vice President of Caribou Coffee Company, Inc., a Minnesota corporation, on behalf of said corporation.


                              /s/ Margaret Stewart
         [notary seal]            Notary Public






      The undersigned, on behalf of Caribou Coffee Company, Inc., hereby authorizes the release of any information deemed necessary by AEI to verify any and all information supplied to AEI. We shall hold AEI harmless for any damages arising from verification of said information.


/s/ Collin Barr                              Dated: /s/  7/21/96
Title:  (Seller/Lessee)  /s/ Vice President



AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road, Atlanta, GA, Caribou Coffee




                         EXHIBIT `A'

                      LEGAL DESCRIPTION


All that tract or parcel of land lying and being in Land Lot
901 of the 16th District, Second Section, Cobb County,
Georgia and being more particularly described as follows:

To find the True Point of Beginning, commence at a point at the corner common to Land Lots 901, 902, 971 and 972 of said District, Section and County, said point being located North 84 33' 24" West a distance of 50.00 feet from a number 4 rebar found on the southerly line of Land Lot 901 of said District, Section and County; thence, from said land lot corner, North 01 48' 20" East a distance of 325.07 feet to a point; thence, North 02 12' 51" East a distance of 45.46 feet to a number 4 rebar set and the TRUE POINT OF BEGINNING, thence, North 01 53' 24" East a distance of
243.23 feet to an iron pin with plastic cap found at the Southwesterly right-of-way of Johnson Ferry Road, said iron pin being located North 28 40'42" West a distance of 0.83 feet from a right of way monument found; thence, along the southwesterly right of way of Johnson Ferry Road, South 63 59' 03" East a distance of 164.20 feet to a point, said point being located North 63 59'03" West a distance 1.79 feet from a right-of-way monument found; thence, departing said right of way, South 02 07' 32" West a distance of
166.85 feet to a number 4 rebar found; thence, North 88 12' 50" West a distance 149.18 feet to a number 4 rebar set at the TRUE POINT OF BEGINNING, containing 0.70 acre as shown on Boundary Survey for Caribou Coffee, prepared by Atlanta Engineering Services, Inc., dated December 1, 1994, last revised February 5, 1996, certified to Caribou Coffee and Chicago Title Insurance company by Elvin L. Aycock, Ga. R.L.S. No. 2374.

TOGETHER WITH all of Grantor's right, title and interest in and to the appurtenant Easement Agreement and Release of Existing Easement between Lorenz corporation, N.V. and
Merchant's Walk Associates, L.P., dated September 28, 1993, recorded in Deed Book 7652, Page 420, Cobb County, Georgia
Records.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee





                         EXHIBIT "B"


  (Cost Categories which may be included in the purchase.)

  1. Land   Acquisition Costs at Seller/Lessee's actual cost
     from unaffiliated parties.
  2. Land Development Costs.
  3. Architectural  and  Engineering  Fees  paid   to   non-
     affiliates, including site planning and shell  building
     design costs.
  4. Labor and Material Costs for Shell Building Structure and Interior Finish Construction.
  5. Site Selection Consultant Costs paid to third parties.
  6. Professional Real Estate Consultant Costs paid by Seller/Lessee to third parties, not including brokerage fees or commissions.
  7. Signage Construction Costs.
  8. Soil Report and Environmental Reports Costs.
  9. Surveying Costs paid to non-affiliates.
 10. Municipal  Development  and  Permit  Costs  and   other
     governmental charges.
 11. Contractor Fees to non-affiliates.
 12. Builders'  Risk  Insurance and  Public  Liability
     Insurance Premiums during the
     construction period.
 13. Utility Charges during construction.
 14. Interest on construction financing.
 15. AEI's Commitment Fees (based on 1.5% of the Purchase Price for the sale/leaseback financing and 1.0% of the
     first   construction   loan   disbursement   for    the
     construction financing).
 16. Title Insurance Costs and Closing Costs, including but not limited to Recording Fees and Registration or Conveyancing Taxes, Fees, or Charges.
 17. Appraisal Fees paid to non-affiliates.
 18. Seller/Lessee's Attorneys' Fees.
 19. AEI's Attorneys' Fees.
 20. Local Counsel Costs in the State of Georgia of AEI  and
     Seller/Lessee.
 21. Attached, Permanent Equipment, not including signage, up to nine percent (9.0%) of the Purchase Price.
 22. Development/Construction Management Costs up to 8.2569% of the Purchase Price.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee



23.  Any fees or costs incurred by AEI in qualifying to hold title in the state where the Parcel is located.
24.  Costs   incurred   by   AEI  for  credit   reports   on
     Seller/Lessee up to $1,000.
25.  AEI's site inspection costs, not to exceed $1,500.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee


                         EXHIBIT "C"

             PRELIMINARY DOCUMENTATION CHECKLIST



Prior to closing, the following should be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback Financing Commitment:

   1.     Business  and  marketing  plan,   with   an
          explanation of what Seller/Lessee proposes to do, when, and at what costs to promote the success of this Parcel. (Include a structure/organizational chart of Seller/Lessee or operator, identifying departments and key personnel.)

    2. Resumes of all principals of Seller/Lessee, including:

          A.  educational,  management  and  other
              experience histories;

          B.  history of businesses owned  with
              the dates established/terminated; ownership structure and number of employees.

    3. Current financial statements as described on Exhibit "D" attached hereto and credit reports deemed necessary by AEI (To be ordered by AEI).

    4. Site plan and maps showing site(s) and location(s) of competition.

    5.    Complete city map (to be obtained by AEI).

    6. Market report and/or feasibility study, or report (include demographic data on trade area and a description of the neighborhood) supporting this site.

    7. Dated and captioned photographs showing views of the Parcel and Improvements, if completed.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee



    8. MAI appraisal (At Seller/Lessee's option, the Appraisal may be ordered by AEI but shall be certified to Seller/Lessee and AEI)

    9.   Itemized Budget of Total Project Costs.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee






                         EXHIBIT "D"

            FINANCIAL DOCUMENTATION REQUIREMENTS

Prior to closing, the following must be received and approved by AEI, along with those items specified more fully in the Sale and Leaseback
Financing Commitment:

I.    Financial   statements   for
      Seller/Lessee.    At  a  minimum,   reviewed
      financials are required for individuals  and
      private corporations, and audited financials
      are    required    for    publicly    traded
      corporations. Said financials shall reflect and be for the three most recent fiscal year periods as well as the current fiscal-year-to-date period, and include but not be limited to:

      A.   Balance Sheet Statements
      B. Statements of Operations (on a property-by-property basis upon request)
      C.   Statements of Cash Flows
      D.   Statements of Shareholder's Equity
      E.   Federal Income  Tax Returns

II. Pro-forma of first year's operations for the Parcel.

III. Itemized budget of total project cost for the Parcel.

All   corporate  financial  statements,  and   any
additional    corporate   financial    information
requested  by AEI shall be prepared in  accordance
with  current  GAAP guidelines and  signed  by  an
authorized  officer  who  must  certify   to   the
accuracy thereof. The certification language must read as follows:

   "The   undersigned  hereby  certifies  and
    warrants that the information contained in these financial statements is true and correct, understands that AEI is relying upon such information as an inducement for entering into a purchase and lease transaction with the undersigned, and expressly represents that AEI may have reliance upon such information."


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee



                         EXHIBIT "E"

                   INSURANCE REQUIREMENTS
                    (SALE AND LEASEBACK)

The following instructions should be followed with respect to requesting insurance policies on the Parcel:

1. An original hazard insurance policy for "All Risk" or "Special Form" coverage perils, including all exclusions and endorsements, will be required. The policy(s) shall be written with a coverage amount of the Replacement Cost of the Parcel, annually updated, including Improvements. The insured Parcel shall be described by the address of the Parcel. In the event that it is impossible to furnish the original policy in time for the closing on AEI's purchase of the Parcel, an Insurance Certificate, form ACORD 27, detailing the policy coverage forms, with a paid receipt shall be acceptable. The original policy shall be forwarded to AEI without delay.

2. If the coverage referred to in Item 1. above is written via a blanket insurance policy, a Certificate of Insurance with a Statement of Values attached will be acceptable.

3. All hazard insurance policies shall include the Replacement Cost Endorsement.

4.   All hazard insurance policies shall include a Building
Ordinance Compliance Endorsement.

5. All hazard insurance policies shall be written with no coinsurance or with an Agreed Value Endorsement.

6. All hazard insurance policies shall include an Inflation Guard Endorsement in the amount of 3.0%, which can be changed at any time at the option of AEI.

7. The maximum deductible for any hazard insurance policy shall be $1,000.

8. Hazard insurance shall include Loss of Rents insurance in an amount to cover at least a 12 month period with the loss proceeds payable to "AEI".


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee


9. Flood insurance shall be required if the Parcel is located in a designated flood area or in an area exposed to flood or storm surge. If the Parcel is not in a designated flood plain area or is above the applicable one hundred year flood plain level, provide satisfactory evidence to that effect. Satisfactory evidence to determine if coverage is necessary shall be a Base Flood Elevation Certificate and/or a National Geodetick Vertical Datum (NGDV)-National standard reference datum for elevations, formerly referred to as Mean Sea Level (MSL) of 1929. If flood insurance coverage is
required, it shall be in amounts of               *  with
deductibles of ________*___________ .

10. Earthquake insurance shall be required, in amounts acceptable to AEI, unless evidence is provided that the Parcel is not located in a federally designated earthquake prone area or is not in an ISO High Risk Earthquake Zone. If earthquake coverage is required, it shall be in the amounts of with deductibles of ________*____________ .

11. Comprehensive General Liability coverage shall be written, with limits of $2,000,000 per occurrence and $5,000,000 aggregate. These limits can be accomplished either by underlying liability policies or by the sum of the underlying policy plus an excess or umbrella policy. The coverage shall include an endorsement in favor of "AEI" which is ISO Form CG 20 11 11 85 Additional Insured - Managers Or Lessors Of Premises", or an equivalent endorsement. The coverage shall by written on an Occurrence Form basis and shall include Broad Form Contractual Liability coverage. The Claims Made form of coverage is not acceptable.

12. If liquor is sold on the premises of the Parcel, Liquor Liability coverage (also known as Dram Shop coverage) shall be required. The coverage shall be written in the statutory amount which is required by the State in which the Parcel is located, if said State has a maximum recovery statute. Otherwise, the coverage shall be written with limits of $2,000,000 per occurrence and $5,000,000 aggregate.

13.  The "Additional Requirements For All Insurance
Policies" shown on Exhibit "E-1" shall be required by AEI for each policy.

* Please call Mike Zitek in AEI's lease management department to determine amounts, 1-800-328-3519.

AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee


                        EXHIBIT "E-1"

     ADDITIONAL REQUIREMENTS FOR ALL INSURANCE POLICIES


1.   Definition of "AEI" regarding Additional Insured and
Loss Payee Endorsements:

     "AEI                   Limited Partnership and/or
its specific assigns and AEI               , Inc., the
Corporate General Partner of said assignee, and Robert P. Johnson, as the Individual General Partner of said assignee, and Lessee as insured or additional insured, as their respective interests may appear. "

2. Each policy shall be accompanied by proof of payment of the first annual premium.

3. All hazard policies shall name "AEI" as Loss Payee and Additional Insured.

4.   All liability policies shall name "AEI" as Additional
Insured.

5. AEI shall receive a thirty (30) day written notice in the event of cancellation, material amendment, or expiration without renewal of the policies.

6.   All hazard policies shall contain Waiver of Subrogation
Endorsements waiving all rights of subrogation, if any, against AEI.

7. All insurance companies shall be rated "A" or better by Best's Key Rating Guide (the most current edition), or similar quality under a successor guide if Best's Key Rating shall cease to be published.



AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee





                         EXHIBIT "F"

                     Survey Requirements



1. The plat or map of such survey must bear the name, address and signature of the licensed land surveyor who made the survey, that surveyor's official seal and license number (if any, or both), and the date of the survey, with the following certification:

     I,                            ,   a   registered   land
     surveyor, in and for the State of Georgia do hereby certify to AEI Fund Management, Inc., a Minnesota corporation, or its assigns (PLEASE CONTACT AEI'S CLOSING SPECIALIST AT 1-800-328-3519 FOR INFORMATION),
     and                        (insert   name   of   title
     company), that this is a true and correct plat of a survey of


                    (Insert Legal Description)


     which correctly shows the location of all buildings, structures and improvements on said described Parcel; that there are no visible encroachments onto adjoining properties, streets, alleys, easements or setback lines by any of said buildings, structures or improvements; that there are no recorded or visible right of ways or easements on said described Parcel, except as shown on said survey; that there are no party walls or visible encroachments on said described Parcel by buildings, structures or other improvements situated on adjoining property, except as shown on said plat or survey; and that the described Parcel has direct access to a publicly dedicated right-of-way at the location shown on said plat or survey.

          By:

          Dated:

2. If the street address of the Parcel is available, it should be noted on the survey.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee





3. The survey boundary should be drawn to a convenient scale, with that scale clearly indicated. If feasible, a graphic scale should be indicated. When practical, the plat or map of survey should be oriented so that North is at the top of the drawing. Supplementary or exaggerated scale diagrams should be presented accurately on the plat or map and drawn to scale. No plat or map drawing less than the minimum size of 8-1/2" by 11" will be acceptable.

4.   The  plat or map of survey should meet with the minimum
     Standard Detail Requirements for Land Title Surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping.

5. The character and location of all buildings upon the Parcel must be shown and their location given with reference to boundaries. Proper street numbers should be shown where available. Physical evidence of easements and/or servitudes of all kinds, including but not limited to those created by roads, rights of way, water courses, drains, telephone, telegraph or electric lines, water, sewer, oil or gas pipelines, etc., on or across the surveyed Parcel and on adjoining properties if they appear to affect the enjoyment of the surveyed Parcel should be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not physically evidenced at the time the present survey is made, such physical non-evidence should be noted. All recorded easements, rights of way and other record matters affecting the Parcel should be located and identified by recording date. Surface indications, if any, of underground easements and/or servitudes should also be shown. If there are no buildings erected on the Parcel being surveyed, the plat or map of survey should bear the statement "No Buildings". Curb cuts and adjoining streets should be shown.

6. Joint or common driveways and alleys must be indicated. Independent driveways along the boundary must be shown together with the width thereof. Encroaching driveways, strips, ribbons, aprons, etc., should be noted. Rights of access to public highways should be shown. The right-of-way line of any public street must be shown in relationship to the Parcel surveyed and the street must be labeled "Publicly Dedicated" or "Private Thoroughfare" as the case may be.


AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee




7. As a minimum requirement, at least two (2) sets of prints of the plat or map of survey should be furnished to AEI and one (1) set to the title company.

8.   The  survey  should  certify as  to  the  total  square
     footage  of  the  area surveyed and as  to  the  square
     footage  at  the exterior walls of any improvements  on
     the Parcel. The survey should note the absence of, or indicate the existence of, any building restriction or setback lines. Paved areas should be shown and the survey should designate the area for parking and its dimensions. If completed, the survey should indicate the actual number of parking spaces and, if possible, the actual parking spaces should be outlined on the survey.



AEI Initial:
Seller/Lessee Initial: /s/ CB
Commitment For: 1275 Johnson Ferry Road. Atlanta, GA, Caribou Coffee